Information to identify the case:

Debtor: NanoString Technologies, Inc.	EIN: 20-0094687

United State Bankruptcy Court for the District of Delaware

Case Number: 24-10160 (CTG)	Date case filed in chapter 11: February 4, 2024

Official Form 309F1 (For Corporations or Partnerships)
Notice of Chapter 11 Bankruptcy Case    10/20

For the debtor listed above, a case has been filed under chapter 11 of the Bankruptcy Code. An order for relief has been entered.
This notice has important information about the case for creditors and debtors, including information about the meeting of creditors and deadlines. Read all pages carefully.
The filing of the case imposed an automatic stay against most collection activities. This means that creditors generally may not take action to collect debts from the debtor or the debtor's property. For example, while the stay is in effect, creditors cannot sue, assert a deficiency, repossess property, or otherwise try to collect from the debtor. Creditors cannot demand repayment from the debtor by mail, phone, or otherwise. Creditors who violate the stay can be required to pay actual and punitive damages and attorney's fees.
Confirmation of a chapter 11 plan may result in a discharge of debt. A creditor who wants to have a particular debt excepted from discharge may be required to file a complaint in the bankruptcy clerk's office within the deadline specified in this notice. (See line 11 below for more information.)
To protect your rights, consult an attorney. All documents filed in the case may be inspected on the website created by Claims and Noticing Agent at https://cases.ra.kroll.com/NanoString at the bankruptcy clerk's office at the address listed below, or through PACER (Public Access to Court Electronic Records at https://pacer.uscourts.gov).
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The staff of the bankruptcy clerk's office cannot give legal advice.
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Do not file this notice with any proof of claim or other filing in the case.

1. Debtor's full name: NanoString Technologies, Inc.
2. All other names used in the last 8 years: N/A
Jointly Administered Cases [Other names used by the applicable Debtor in the last 8 years appear in brackets in italics]	Case No.	EIN
NanoString Technologies, Inc.	24-10160 (CTG)	20-0094687
NanoString Technologies International, Inc.	24-10161 (CTG)	35-2582723
NanoString Technologies Netherlands B.V.	24-10162 (CTG)	N/A
NanoString Technologies Germany GmbH	24-10163 (CTG)	N/A
3. Address: 530 Fairview Avenue North, Suite 2000, Seattle, WA 98109
4. Debtors’ Attorneys WILLKIE FARR & GALLAGHER LLP Rachel C. Strickland Debra M. Sinclair Betsy L. Feldman Jessica D. Graber 787 Seventh Avenue New York, New York 10019 Telephone: 212-728-8000 - and -
Debtors’ Claims and Noticing Agent (for Court Documents and Case Information Inquiries):

Kroll Restructuring Administration LLC
Website: https://cases.ra.kroll.com/NanoString
Email: NanoStringTeam@ra.kroll.com

Toll Free (U.S. & Canada) #: (844) 596-1372
International #: +1 (646) 777-2348

For more information, see page 2

Official Form 309F1 (For Corporations or Partnerships)    Notice of Chapter 11 Bankruptcy Case    page 1

Debtor: NanoString Technologies, Inc.                   Case Number: 24-10160 (CTG)

YOUNG CONAWAY STARGATT & TAYLOR, LLP Edmon L. Morton Matthew B. Lunn Heather P. Smillie Kristin L. McElroy Rodney Square 1000 North King Street Wilmington, Delaware 19801 Telephone: 302-571-6600
5. Bankruptcy clerk’s office
Documents in this case may be filed at this address.
You may inspect all records filed in
this case at this office or online at
https://cases.stretto.com/ironnet
at no charge or https://pacer.uscourts.gov for a fee.
	824 Market Street, 3rd Floor Wilmington, DE 19801	Hours open: Monday − Friday 8:00 AM − 4:00 PM Contact phone: 302−252−2900
6. Meeting of creditors The debtor's representative must attend the meeting to be questioned under oath. Creditors may attend, but are not required to do so.	March 11, 2024 at 11:00 a.m. (ET) The meeting may be continued or adjourned to a later date. If so, the date will be on the court docket.	Location: The meeting of creditors is scheduled to be held by phone: Please call: 1-866-621-1355 Access Code: 7178157#
7. Proof of claim deadline
Deadline for filing proof of claim: Not yet set. If a deadline is set, notice will be sent at a later time.

A proof of claim is a signed statement describing a creditor’s claim. A proof of claim form may be obtained at https://pacer.uscourts.gov or any bankruptcy clerk's office.

Your claim will be allowed in the amount scheduled unless:
● your claim is designated as disputed, contingent, or unliquidated;

● you file a proof of claim in a different amount; or

● you receive another notice.

If your claim is not scheduled or if your claim is designated as disputed, contingent, or unliquidated, you must file a proof of claim or you might not be paid on your claim and you might be unable to vote on a plan. You may file a proof of claim even if your claim is scheduled.

You may review the schedules at the bankruptcy clerk's office or online at https://pacer.uscourts.gov.

Secured creditors retain rights in their collateral regardless of whether they file a proof of claim. Filing a proof of claim submits a creditor to the jurisdiction of the bankruptcy court, with consequences a lawyer can explain. For example, a secured creditor who files a proof of claim may surrender important nonmonetary rights, including the right to a jury trial.

8. Exception to discharge deadline The bankruptcy clerk's office must receive a complaint and any required filing fee by the following deadline.
If § 523(c) applies to your claim and you seek to have it excepted from discharge, you must start a judicial proceeding by filing a complaint by the deadline stated below.

Deadline for filing the complaint: May 10, 2024

9. Creditors with a foreign address
If you are a creditor receiving notice mailed to a foreign address, you may file a motion asking the court to extend the deadlines in this notice. Consult an attorney familiar with United States bankruptcy law if you have any questions about your rights in this case.

Official Form 309F1 (For Corporations or Partnerships)    Notice of Chapter 11 Bankruptcy Case    page 2

Debtor: NanoString Technologies, Inc.                   Case Number: 24-10160 (CTG)

10. Filing a Chapter 11 bankruptcy case
Chapter 11 allows debtors to reorganize or liquidate according to a plan. A plan is not effective unless the court confirms it. You may receive a copy of the plan and a disclosure statement telling you about the plan, and you may have the opportunity to vote on the plan. You may receive notice of the date of the confirmation hearing, and you may object to confirmation of the plan and attend the confirmation hearing. Unless a trustee is serving, the debtor will remain in possession of the property and may continue to operate its business.

11. Discharge of debts
Confirmation of a chapter 11 plan may result in a discharge of debts, which may include all or part of your debt. See 11 U.S.C. § 1141(d). A discharge means that creditors may never try to collect the debt from the debtor except as provided in the plan. If you want to have a particular debt owed to you excepted from the discharge and § 523(c) applies to your claim, you must start a judicial proceeding by filing a complaint and paying the filing fee in the bankruptcy clerk's office by the deadline.

Official Form 309F1 (For Corporations or Partnerships)    Notice of Chapter 11 Bankruptcy Case    page 3